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EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



The following is a list of the Company's subsidiaries:

                                            Percentage                 Jurisdiction of
Name                                        Owned                      Incorporation
----                                        -----                      -------------
LeaRonal (UK) plc                           100%                       England

LeaRonal AG                                  93%                       Switzerland

LeaRonal GmbH                               100%                       Germany

LeaRonal France                              85%                       France

LeaRonal Korea, Inc.                         80%                       South Korea

LeaRonal Asia Ltd.                           80%                       Hong Kong

LeaRonal Singapore Pte, Ltd.                 86%                       Singapore

LeaRonal Taiwan                              80%                       Taiwan

LeaRonal Pacific Corp.                      100%                       New York

Lea-Ronal Export Sales, Inc.                100%                       New York

Ronal Foreign Sales Corp.                   100%                       U.S. Virgin Islands